Exhibit 99.1

STEVIA CORP. PROVIDES PROFIT GUIDANCE

COMPANY EXPECTS TO GENERATE FIRST QUARTERLY PROFIT IN 2013

INDIANAPOLIS, IN--(Marketwire - Dec 13, 2012) - STEVIA CORP. (OTCQB: STEV) ("Stevia Corp" or the "Company"), a farm management company focused on the economic development of stevia, the fastest growing product in the alternative sweetener sector, is pleased to announce the expansion of its commercialization phase and first major crop harvest expected in Vietnam during first quarter of 2013.

Stevia Corp expects crop harvests in Vietnam to top 1,000 tons by March of 2013. Based on its forecasted sales price and costs, the Company believes this will produce more than $2 million of revenue and its first quarterly profit. This follows the first revenue reported by the Company this year of $112,517 for the quarter ended September 30, 2012.

George Blankenbaker, Stevia Corp President, comments, "This will again signify another major milestone achieved well ahead of schedule. This, together with our joint venture operations in China launched last quarter, will begin a solid foundation for the company to continue scaling its business model and target significant revenue and profit growth during calendar year 2013 provided we also achieve certain capital requirements."

Mr. Blankenbaker also added, "Now that we are well into our commercialization phase, we also have plans to update our website and provide a picture gallery and possibly a blog so that the public can more easily track our developments and experience our growth with us. We are excited about the rapid pace of developments and believe it is important to involve our shareholders. We expect to complete the first phase in January, so this is something that our investors can also be looking forward to for the New Year."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.steviacorp.us.

ABOUT STEVIA CORP. (OTCQB: STEV)
Stevia Corp. is a farm management company focused on best practice agronomic competency in order to deliver high-value stevia through proprietary plant breeding, excellent agricultural methodologies and innovative post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam. For more information visit:www.steviacorp.us.

ABOUT THE STEVIA INDUSTRY SECTOR
Within two years of the USA market opening, Nielsen-based retail consumption data indicated almost $1 billion of retail sales for the sector. In 2010, stevia products were launched across thirty-five countries and in 38 categories. Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in
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2010 with an overall market value of $285 million and forecasts the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand. For more information visit: www.steviacorp.us.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, revenue and earnings forecasts, size and timing of first major crop harvest, growth plans, updates to Company website, business strategy, worldwide sales of stevia products and stevia extracts, growth of stevia leaf production and growth of the stevia global market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Crescendo Communications, LLC
Email: stev@crescendo-ir.com
Tel: +1-888-940-4050
Web: www.steviacorp.us

Source: Stevia Corp.

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